Exhibit (21)


             TRANSCONTINENTAL GAS PIPE LINE CORPORATION
                            SUBSIDIARIES



                                                   % Owned          State of
Subsidiary Name                                   By Parent       Incorporation

Cardinal Operating Company                          100.00           Delaware
Cumberland Operating Company                        100.00           Delaware
Independence Operating Company                      100.00           Delaware
Marsh Resources, Inc.                               100.00           Delaware
Pine Needle Operating Company                       100.00           Delaware
TGPL Enterprises, Inc.                              100.00           Delaware
TransCardinal Company                               100.00           Delaware
TransCarolina LNG Company                           100.00           Delaware
TransCumberland Pipeline Company                    100.00           Delaware
Transco Independence Pipeline Company               100.00           Delaware
WGP Enterprises, Inc.                               100.00           Delaware
Williams Gas Processing - Gulf Coast Company, L.P.   99.00           Delaware










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